As filed with the Securities and Exchange Commission on August 1, 2005

Registration No. 333-126534

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAIDU.COM, INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12/F, Ideal International Plaza

No. 58 West-North 4th Ring

Beijing 100080, People’s Republic of China

(8610) 8262-1188

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central, Hong Kong S.A.R. People’s Republic of China (852) 2522-7886	William F. Barron, Esq. Alan F. Denenberg, Esq. Davis Polk & Wardwell 18th Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong S.A.R. People’s Republic of China (852) 2533-3300

Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Class A Ordinary Shares, par value US$0.00005 per share(3)	4,212,687	US$21.00	US$88,466,427	US$10,413(4)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-126546). Each American depositary share represents one Class A ordinary share.
(4)	Previously paid on July 1, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Underwriting Discount and Commission
Google Inc.	June 2, 2004	749,625	4,999,998.75	N/A
Draper Fisher Jurvetson ePlanet Ventures L.P. and its affiliated entities	June 2, 2004	749,625	4,999,998.75	N/A
Integrity Partners V, LLC	June 2, 2004	202,399	1,350,001.33	N/A
Peninsula Capital Fund I, LLC	June 2, 2004	193,403	1,289,998.01	N/A
Swiftcurrent Offshore, Ltd.	June 2, 2004	14,993	100,003.31	N/A
Venture TDF Technology Fund III LP	June 2, 2004	149,926	1,000,006.42
CMT CV-BD Limited	June 2, 2004	164,918	1,100,003.06	N/A
China Equity International Holding Company Limited (BVI)	June 2, 2004	23,988	159,999.96	N/A

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

Exhibit Number	Description of Document

1.1***	Form of Underwriting Agreement.

3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect.

3.2**	Amended and Restated Memorandum and Articles of Association of the Registrant.

4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3).

4.2**	Registrant’s Specimen Certificate for Class A Ordinary Shares.

4.3*	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts.

4.4*	Second Amended and Restated Shareholders Agreement, dated as of June 9, 2004, among the Registrant and other parties therein.

5.1**	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered.

8.1**	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters.

10.1*	2000 Option Plan.

10.3*	Form of Indemnification Agreement with the Registrant’s directors.

10.4*	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant.

10.5*	Translation of Acquisition Agreement dated as of August 9, 2004 between Baidu Online and the owner of Hao123.com.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.2**	Consent of Maples and Calder (included in Exhibit 5.1).

23.3**	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.4**	Consent of Commerce & Finance Law Offices (included in Exhibit 99.1).

23.5*	Consent of East Associates.

23.6*	Consent of American Appraisal China Limited.

Exhibit Number	Description of Document

23.7*	Consent of Shanghai iResearch Co., Ltd.

23.8*	Consent of International Data Corporation.

23.9*	Consent of James Ding.

24.1*	Powers of Attorney (included on signature page).

99.1**	Opinion of Commerce & Finance Law Offices.

99.2*	Translation of Technology Consulting Service Agreement dated as of March 22, 2005 between Baidu Online and Baidu Netcom.

99.3*	Translation of Business Cooperation Agreement dated as of March 22, 2005 between Baidu Online and Baidu Netcom.

99.4*	Translation of Operating Agreement dated as of March 22, 2005 between Baidu Online and Baidu Netcom.

99.5*	Translation of Software License Agreement dated as of March 22, 2005 between Baidu Online and Baidu Netcom.

99.6*	Translation of Trademark License Agreement dated as of March 1, 2004 between Baidu Online and Baidu Netcom and the supplementary agreement dated as of January 18, 2005.

99.7*	Translation of Domain Name License Agreement dated as of March 1, 2004 between Baidu Online and Baidu Netcom and the supplementary agreement dated August 9, 2004.

99.8*	Translation of Web Layout Copyright License Agreement dated as of March 1, 2004 between Baidu Online and Baidu Netcom and the supplementary agreement dated as of August 9, 2004.

99.9*	Translation of Proxy Agreement dated as of August 9, 2004 among Baidu Online, Baidu Netcom, Robin Yanhong Li and Eric Yong Xu.

99.10*	Translation of Equity Pledge Agreement dated as of March 22, 2005 among Baidu Online, Robin Yanhong Li and Eric Yong Xu.

99.11*	Translation of Option Agreement dated as of March 22, 2005 among Baidu Online, Robin Yanhong Li and Eric Yong Xu.

99.12*	Translation of Loan Agreement dated as of March 22, 2005 among Baidu Online, Robin Yanhong Li and Eric Yong Xu.

99.13*	Translation of Form of Irrevocable Powers of Attorney issued by the shareholders of Baidu Netcom.

99.14*	Code of Business Conduct and Ethics.

* Filed previously. ** Filed herewith. *** To be filed by amendment.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on August 1, 2005.

BAIDU.COM, INC.

By:	/s/ Robin Yanhong Li
Name: Robin Yanhong Li
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robin Yanhong Li and Shawn Wang as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robin Yanhong Li Robin Yanhong Li	Chairman of the Board and Chief Executive Officer (principal executive officer)	August 1, 2005

/s/ Shawn Wang Shawn Wang	Chief Financial Officer (principal financial and accounting officer)	August 1, 2005

* Jixun Foo	Director	August 1, 2005

* Asad Jamal	Director	August 1, 2005

* Greg Penner	Director	August 1, 2005

* Scott Walchek	Director	August 1, 2005

* Donald J. Puglisi Title: Managing Director Puglisi & Associates	Authorized U.S. Representative	August 1, 2005

*By:	/s/ Robin Yanhong Li
Robin Yanhong Li Attorney-in-Fact

BAIDU.COM, INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1***	Form of Underwriting Agreement.

3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect.

3.2**	Amended and Restated Memorandum and Articles of Association of the Registrant.

4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3).

4.2**	Registrant’s Specimen Certificate for Class A Ordinary Shares.

4.3*	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts.

4.4*	Second Amended and Restated Shareholders Agreement, dated as of June 9, 2004, among the Registrant and other parties therein.

5.1**	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered.

8.1**	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters.

10.1*	2000 Option Plan.

10.3*	Form of Indemnification Agreement with the Registrant’s directors.

10.4*	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant.

10.5*	Translation of Acquisition Agreement dated as of August 9, 2004 between Baidu Online and the owner of Hao123.com.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.2**	Consent of Maples and Calder (included in Exhibit 5.1).

23.3**	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.4**	Consent of Commerce & Finance Law Offices (included in Exhibit 99.1).

23.5*	Consent of East Associates.

23.6*	Consent of American Appraisal China Limited.

23.7*	Consent of Shanghai iResearch Co., Ltd.

23.8*	Consent of International Data Corporation.

23.9*	Consent of James Ding.

24.1*	Powers of Attorney (included on signature page).

Exhibit Number	Description of Document

99.1**	Opinion of Commerce & Finance Law Offices.

99.2*	Translation of Technology Consulting Service Agreement dated as of March 22, 2005 between Baidu Online and Baidu Netcom.

99.3*	Translation of Business Cooperation Agreement dated as of March 22, 2005 between Baidu Online and Baidu Netcom.

99.4*	Translation of Operating Agreement dated as of March 22, 2005 between Baidu Online and Baidu Netcom.

99.5*	Translation of Software License Agreement dated as of March 22, 2005 between Baidu Online and Baidu Netcom.

99.6*	Translation of Trademark License Agreement dated as of March 1, 2004 between Baidu Online and Baidu Netcom and the supplementary agreement dated as of January 18, 2005.

99.7*	Translation of Domain Name License Agreement dated as of March 1, 2004 between Baidu Online and Baidu Netcom and the supplementary agreement dated August 9, 2004.

99.8*	Translation of Web Layout Copyright License Agreement dated as of March 1, 2004 between Baidu Online and Baidu Netcom and the supplementary agreement dated as of August 9, 2004.

99.9*	Translation of Proxy Agreement dated as of August 9, 2004 among Baidu Online, Baidu Netcom, Robin Yanhong Li and Eric Yong Yu.

99.10*	Translation of Equity Pledge Agreement dated as of March 22, 2005 among Baidu Online, Robin Yanhong Li and Eric Yong Xu.

99.11*	Translation of Option Agreement dated as of March 22, 2005 among Baidu Online, Robin Yanhong Li and Eric Yong Xu.

99.12*	Translation of Loan Agreement dated as of March 22, 2005 among Baidu Online, Robin Yanhong Li and Eric Yong Xu.

99.13*	Translation of Form of Irrevocable Powers of Attorney issued by the shareholders of Baidu Netcom.

99.14*	Code of Business Conduct and Ethics.

*	Filed previously.
**	Filed herewith.
***	To be filed by amendment.